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                  [Letterhead of PricewaterhouseCoopers LLP]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 24, 1998 appearing on page 1 of Wesley Jessen Puerto Rico Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
San Juan, Puerto Rico
July 28, 1998